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                                                                     Exhibit 8.1

                       [Letterhead of Latham & Watkins]

                                 July 2, 1999

Edison International
EIX Trust I
2244 Walnut Grove Avenue
P.O. Box 800
Rosemead, California  91770

Re:  Offering of Series A QUIPS
     --------------------------

Ladies and Gentlemen:

          We have acted as counsel to EIX Trust I and Edison International, a California corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), and the issuance of ______________ shares of the Company's __% Cumulative Quarterly Income Preferred Securities, Series A (QUIPS/SM/) liquidation amount $25.00 per QUIPS (the "Series A QUIPS"), pursuant to (i) a registration statement on Form S-3, filed with the Securities and Exchange Commission (the "Commission") as of the date hereof (the "Registration Statement") and (ii) a Prospectus, including the documents incorporated by reference therein (the "Base Prospectus"), as supplemented by the Prospectus Supplement (the "Prospectus Supplement," and together with the Base Prospectus, the "Prospectus"), each filed as of the date hereof.

          You have requested our opinion concerning the material federal income tax considerations relating to the purchase, ownership and disposition of Series A QUIPS in connection with the registration described above. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement and the Prospectus
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Edison International
EIX Trust I
July 2, 1999
Page 2

concerning the business, properties and governing documents of the Company and its subsidiaries

          In our capacity as such counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

          Based upon such facts, assumptions and representations, including the facts set forth in the Registration Statement and the Prospectus, it is our opinion that the information in the Prospectus Supplement set forth under the caption "Material United States Federal Income Tax Considerations," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, is an accurate summary of the material federal income tax consequences relating to the purchase, ownership and disposition of Series A QUIPS.

          No opinion is expressed as to any matter not discussed herein.

          This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement or the Prospectus, may affect the conclusions stated herein.

          This opinion is rendered to you and is for your benefit and the benefit of your stockholders in connection with the filing of the Registration Statement with the Commission. This opinion may not be relied upon by you or your stockholders for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm under the heading "Material United States Federal Income Tax Considerations." In giving this consent, we do not hereby admit that we are
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Edison International
EIX Trust I
July 2, 1999
Page 3

within the category of persons whose consent is required under Section 7 of the 33 Act or the rules or regulations of the Commission promulgated thereunder.

                                  Very truly yours,

                                  /s/ LATHAM & WATKINS